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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement on Form S-4 (File No. 333-4520, 333-4520-01) and Form S-8 (File No. 333-
34295) of our report dated, March 2, 1998, on our audits of the consolidated financial statements of RACI Holding, Inc., and Subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.


/s/ Coopers & Lybrand L.L.P.

Greensboro, North Carolina
March 27, 1998